Exhibit 10.5

COOPER-STANDARD HOLDINGS INC.
CASH SETTLED RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”), which relates to a grant of Restricted Stock Units (“RSUs”) made on Grant Date (the “Date of Grant”), is between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Cooper-Standard Holdings Inc. 2017 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the RSUs provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Grant. The Company hereby grants to the Participant #Granted RSUs on the terms and conditions set forth in this Agreement. The Participant’s rights with respect to the RSUs will remain forfeitable at all times prior to vesting as described in this Agreement.
2.    Restrictions on Transfer. In accordance with the Plan, the Participant shall have the right to designate a beneficiary to receive the RSUs that will vest upon, or be settled following, the Participant's death, all in the manner and to the extent set forth in this Agreement.  The designation may be changed at any time.  If no Designation of Beneficiary is made, then any RSUs that will vest at the time of death of the Participant, and any previously vested RSUs that have not yet been settled as of the date of death of the Participant, shall be paid to the Participant’s legal representative pursuant to his or her will or the laws of descent and distribution.  The Participant cannot otherwise sell, transfer, or dispose of or pledge or hypothecate or assign the unvested RSUs or the Shares underlying the vested RSUs prior to the date on which such vested RSUs are settled pursuant to Section 4.
3.    Vesting; Termination of Employment.
(a) Vesting. One hundred percent (100%) of the RSUs shall vest and no longer be subject to forfeiture on the third anniversary of the Date of Grant (the “Lapse Date”), subject to the Participant’s continued Employment with the Company or its Affiliate until such date.
(b) Termination of Employment. If the Participant’s Employment with the Company and its Affiliates terminates for any reason other than the Participant’s death, Disability or Retirement, then the RSUs shall, to the extent that the Lapse Date has not occurred, be canceled by the Company without consideration. Upon termination of the Participant’s Employment due to the Participant’s death or Disability, the total number of RSUs shall vest in full on the date of such Employment termination. Upon the termination of the Participant’s Employment for Retirement, then a number of RSUs equal to (i) the total number of RSUs multiplied by (ii) a fraction, the numerator of which is the number of the Participant’s days of Employment from the Date of Grant through the date of termination and the denominator of which is 1,095, shall vest and no longer be subject to forfeiture as of the date of such termination, and any remaining RSUs shall be canceled by the Company without consideration. For purposes hereof, the RSUs that vest upon a Participant’s termination of Employment shall be paid only upon the Participant’s separation from service within the meaning of Code Section 409A.
(c) Change of Control. Notwithstanding the foregoing, in the event of a Change of Control while the Participant remains in Employment with the Company or its Affiliate, the following will apply:
(i) If the purchaser, successor or surviving entity (or parent thereof) in the Change of Control (the “Survivor”) so agrees, then some or all of the RSUs shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each RSU that is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the RSU been actual shares immediately prior to such Change of Control. Upon termination of the Participant’s Employment (A) by the Company and its Affiliates without Cause or (B) if the Participant is then or was at the time of the Change of Control a Section 16 Participant, by such Section 16 Participant for Good Reason, in each case within two years after a Change of Control, any unvested portion of this Award (or the replacement award) shall immediately become fully vested.
(ii) To the extent the Survivor does not assume the RSUs or issue replacement awards as provided in clause (i), then, immediately prior to the date of the Change of Control, all of the RSU shall become immediately and fully vested.
4.    Settlement.
(a) General. Except as otherwise provided in Section 4(b), as soon as practicable after the RSUs vest (but no later than two-and-one-half months from the date on which vesting occurs), the Company will settle such vested RSUs by delivering an amount of cash equal to the Fair Market Value, determined as of the vesting date, of a number of Shares equal to the number of RSUs that have vested.
(b) Six-Month Delay for Specified Employees. Notwithstanding any other provision in the Plan or this Agreement to the contrary, if (i) the RSUs become vested as a result of the Participant’s separation from service other than as a result of death, and (ii) the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of such separation from service, then settlement of such vested RSUs shall occur on the date that is six months after the date of the Participant’s separation from service to the extent necessary to comply with Code Section 409A.
5.    No Voting Rights; Dividend Equivalents. The Participant shall not have voting rights with respect to the Shares underlying the RSUs. The Participant shall be credited with an amount of cash equivalent to any dividends or other distributions paid with respect to the Shares underlying the RSUs, so long as the applicable record date occurs on or after the Date of Grant and before such RSUs are forfeited or settled; provided that such cash amounts shall be subject to the same risk of forfeiture as the RSUs to which such amounts relate. If, however, any dividends or other distributions with respect to the Shares underlying the RSUs are paid in Shares rather than cash, then the Participant shall be credited with additional restricted stock units equal to the number of Shares that the Participant would have received had the RSUs been actual Shares, and such restricted stock units shall be deemed RSUs subject to the same risk of forfeiture and other terms of this Agreement and the Plan as apply to the RSUs to which such dividends or other distributions relate. Any amounts due to the Participant under this provision shall be paid to the Participant at the same time as payment is made in respect of the RSUs to which such dividends or other distributions relate.
6.    No Right to Continued Employment or Future Awards. The granting of the RSUs shall impose no obligation on the Company or any of its Affiliates to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of the Participant. In addition, the granting of the RSUs shall impose no obligation on the Company or any of its Affiliates to make awards under the Plan to the Participant in the future.
7.    Taxes. The Company and its Affiliates shall have the right and are hereby authorized to withhold from amounts otherwise payable hereunder any applicable withholding taxes in respect of the Restricted Stock Units and to take such other action as may be necessary to satisfy all obligations for the payment of such withholding taxes.

8.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt by the addressee.
9.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.
10.    Restricted Stock Units Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are incorporated herein by reference. In the event of a conflict between any term or provision in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.
11.    Recoupment. This Award, and any compensation received by the Participant under this Award, shall be subject to the terms of any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or clawback compensation paid under this Award.

12.    Amendments. The Company may amend this Award at any time, provided that the Participant’s consent to any amendments is required to the extent the amendment materially diminishes the rights of the Participant or that results in the cancellation of the Award. Notwithstanding the foregoing, the Company need not obtain Participant (or other interested party) consent for (a) the adjustment or cancellation of an Award pursuant to the adjustment provisions of the Plan; (b) the modification of the Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (c) the modification of the Award to preserve favorable accounting or tax treatment of the Award for the Company; or (d) the modification of the Award to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.
13.    Committee Interpretation. As a condition to the grant of this Award, the Participant agrees (with such agreement being binding upon the Participant’s legal representatives, guardians, legatees or beneficiaries) that this Agreement will be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement or the Plan, and any determination made by the Committee under this Agreement or the Plan, will be final, binding and conclusive.
14.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COOPER-STANDARD HOLDINGS INC.

By:	____________________________________
Larry E. Ott Senior Vice President and Chief Human Resources Officer

Agreed and acknowledged as of the date first above written:

Participant: Participant Name